Exhibit 5.1

Our Reference:	LI225/019

27 September 2024

PRIVATE AND CONFIDENTIAL

Board of Directors

SMX (Security Matters) Public Limited Company

Mespil Business Centre

Mespil House

Sussex Road

Dublin 4

Ireland

D04 T4A6

Re:	SMX (Security Matters) Public Limited Company

To whom it may concern,

1.	Basis of Opinion (the “Opinion”)

1.1	We have acted as solicitors in Ireland to SMX (Security Matters) Public Limited Company, a public company limited by shares incorporated under the laws of Ireland under company registration number 722009 (the “Company”), in connection with the proposed issuance and sale by the Company of up to 5,350,000 common units, each unit consisting of (i) one ordinary share in the Company (“Share”) or Pre-Funded Warrant, (ii) two Series A Common Warrants, each to purchase one Share per warrant, and (iii) one Series B Common Warrant to purchase such number of Shares as determined in the Series B Warrant (the Pre-Funded Warrants, the Series A Common Warrants and the Series B Common Warrants are, together, the “Warrants” and, together with the Shares, are the “Securities”) pursuant to the terms of a securities purchase agreement (the “SPA”) to be entered into by the Company and each of the Purchasers on or about the date hereof. We refer to the registration statement on Form F-1 (File No. 333-282337) filed by the Company on 25 September 2024 with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), as amended from time to time (the “Registration Statement”, and the transactions contemplated therein, the “Transaction”).

1.2	Terms used but not defined herein shall have the meaning assigned to them in the Registration Statement.

1.3	We refer in particular to the resale, from time to time, of up to 32,755,097 Shares by the Selling Stockholders.

1.4	This Opinion is solely for the benefit of the addressees of this Opinion and may not be relied upon, used, transmitted, referred to, quoted from, circulated, copied, filed with any governmental agency or authority, disseminated or disclosed by or to any other person or entity for any purpose(s) without our prior written consent.

1.5	This Opinion is given on the basis that our client is the Company. For the purposes of giving this Opinion, we have taken instructions solely from our client.

1.6	This Opinion is strictly confined to:

(a)	the matters expressly stated herein and is not to read as extending by implication or otherwise to any other matter;

(b)	the Transaction; and

(c)	the searches listed in paragraph 1.12 below (the “Searches”) (and no other searches whatsoever),

and is subject to the assumptions and qualifications set out below.

1.7	We express no opinion and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Transaction other than the Transaction Documents.

1.8	In giving this Opinion, we have relied upon the Searches and we give this Opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Searches is required of us.

1.9	For the purposes of this Opinion, we have reviewed:

(a)	the constitution of the Company as at the date of this Opinion (the “Constitution”);

(b)	Certificate of Incorporation of the Company on registration as a public limited company dated 1 July 2022.

(c)	Certificate of Incorporation on Change of Name of the Company dated 17 February 2023.

(d)	The Searches.

(e)	a corporate certificate delivered by a director of the Company on or about the date hereof;

(f)	a copy of written resolutions of the board of directors of the Company dated 11 September 2024;

(g)	the Searches; and

(h)	the Placement Agent Agreement;

(i)	the SPA;

(j)	the Registration Rights Agreement; and

(k)	the Escrow Agreement,

(the “Documents”).

1.10	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland and, in relation to the opinion on taxation set out in paragraph 2.4, is given also on the basis of our understanding of the practices of the Irish Revenue Commissioners on the date hereof. We have made no investigations of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practice of the Irish Revenue Commissioners, which may occur after the date of this Opinion.

1.11	In giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.12	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 26 September 2024 (the “Searches”):

(a)	on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the Irish High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the Irish High Court in Dublin for any proceedings and petitions filed in the last two years.

1.13	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.

1.14	No opinion is expressed as to the taxation consequences of the Transaction or the transactions contemplated thereby.

1.15	The opinion set out in paragraph 2.4 represents only our interpretation of Irish tax laws and has no binding, legal effect on, without limitation, the Irish Revenue Commissioners or any court. It is possible that contrary positions may be asserted by the Irish Revenue Commissioners and that one or more courts may sustain such contrary positions. The authorities upon which we rely may change at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in paragraph 2.4.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares;

2.2	the Shares, when issued by the Company in accordance with the terms of the applicable Documents (the “Issuance Events”), will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof;

2.3	upon the issuance of the Shares in accordance with the applicable Documents, the Shares will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares);

2.4	subject to the foregoing and the qualifications and limitations set forth in the Registration Statement, the discussion of the Irish tax consequences described in the Registration Statement under the heading “Certain Material Irish Tax Considerations To Non-Irish Holders”, to the extent that it describes Irish tax laws or legal conclusions with respect thereto, is an accurate summary of the tax consequences described therein in all material respects and such statements constitute our opinion.

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1	that the Registration Statement will have become effective under the Securities Act and that the Company complies with the statements set out therein;

3.2	that the relevant parties will pay in full all amounts that they have agreed to subscribe for the Shares;

3.3	that the Shares will be issued in accordance with (i) the appropriate resolutions and authorities of the shareholders and directors of the Company and (ii) the terms of the Registration Statement;

3.4	there shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will effect the issuance of the Shares in good faith, for its legitimate and bona fide business purposes;

3.5	that (i) the Shares will be quoted on the Nasdaq Capital Market of the Nasdaq Stock Market LLC at the time of the issuance of the Shares and will continue to be so quoted or (ii) the Shares will not derive their value or the greater part of their value directly or indirectly from land in Ireland, minerals in Ireland or any rights, interests or other assets in relation to mining or minerals or the searching for minerals or exploration or exploitation rights on the Irish continental shelf;

Authenticity and bona fides

3.6	the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us;

3.7	that the copies produced to us of minutes of meetings and/or resolutions are true and correct copies of the original documents, and the signatures on such documents are genuine;

3.8	that the representations contained in the certificate of a director of the Company dated on or around the date hereof (the “Officer’s Certificate”) are correct as to questions of fact;

3.9	that the persons identified as the directors of the Company are actually serving as such and that any certificates representing the Shares will be properly executed by one or more such persons;

Constitution, Agreements and Resolutions

3.10	that the constitution of the Company included at Schedule 1 to this Opinion is the current constitution of the Company and that there were no other terms governing the Shares other than those set out in the constitution and the Documents (as applicable);

3.11	all director and shareholder resolutions required to authorise the issuance of the Shares have been validly passed prior to the issuance of the Shares, and shall not have been revoked, rescinded or amended;

Accuracy of Searches and Warranties

3.12	the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such Searches or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.13	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the proxy statement/prospectus that forms part of the Registration Statement.

Yours faithfully,

ARTHUR COX LLP

SCHEDULE 1

CONSTITUTION

Companies Act 2014

PUBLIC LIMITED COMPANY

CONSTITUTION

OF

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

1.	The name of the Company is SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY.

2.	The Company is a public limited company, registered under Part 17 of the Companies Act 2014.

3.	The objects for which the Company is established are:

3.1	To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.2	To carry on the businesses of manufacturer, distributor, wholesaler, retailer, service provider, investor, designer, trader and any other business (except the issuing of policies of insurance) which may seem to the Company’s board of directors capable of being conveniently carried on in connection with these objects or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property.

3.3	To carry on all or any of the businesses as aforesaid either as a separate business or as the principal business of the Company.

3.4	To invest and deal with the property of the Company in such manner as may from time to time be determined by the Company’s board of directors and to dispose of or vary such investments and dealings.

3.5	To borrow or raise money or capital in any manner and on such terms and subject to such conditions and for such purposes as the Company’s board of directors shall think fit or expedient, whether alone or jointly and/or severally with any other person or company, including, without prejudice to the generality of the foregoing, whether by the issue of debentures or debenture stock (perpetual or otherwise) or otherwise, and to secure, with or without consideration, the payment or repayment of any money borrowed, raised or owing or any debt, obligation or liability of the Company or of any other person or company whatsoever in such manner and on such terms and conditions as the Company’s board of directors shall think fit or expedient and, in particular by mortgage, charge, lien, pledge or debenture or any other security of whatsoever nature or howsoever described, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, and to purchase, redeem or pay off any such securities or borrowings and also to accept capital contributions from any person or company in any manner and on such terms and conditions and for such purposes as the Company’s board of directors shall think fit or expedient.

3.6	To lend and advance money or other property or give credit or financial accommodation to any company or person in any manner either with or without security and whether with or without the payment of interest and upon such terms and conditions as the Company’s board of directors shall think fit or expedient.

3.7	To guarantee, indemnify, grant indemnities in respect of, enter into any suretyship or joint obligation, or otherwise support or secure, whether by personal covenant, indemnity or undertaking or by mortgaging, charging, pledging or granting a lien or other security over all or any part of the Company’s property (both present and future) or by any one or more of such methods or any other method and whether in support of such guarantee or indemnity or suretyship or joint obligation or otherwise, on such terms and conditions as the Company’s board of directors shall think fit, the payment of any debts or the performance or discharge of any contract, obligation or liability of any person or company (including, without prejudice to the generality of the foregoing, the payment of any capital, principal, dividends or interest on any stocks, shares, debentures, debenture stock, notes, bonds or other securities of any person, authority or company) including, without prejudice to the generality of the foregoing, any company which is for the time being the Company’s holding company or another subsidiary (as defined by the Act) of the Company’s holding company or a subsidiary of the Company or otherwise associated with the Company (including any arrangements of the Company or any of its subsidiaries), in each case notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect, from entering into any such guarantee or indemnity or suretyship or joint obligation or other arrangement or transaction contemplated herein.

3.8	To grant, convey, assign, transfer, exchange or otherwise alienate or dispose of any property of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof or for shares, debentures or securities and whether by way of gift or otherwise as the Company’s board of directors shall deem fit or expedient and where the property consists of real property to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Company’s board of directors shall deem appropriate.

3.9	To purchase, take on, lease, exchange, rent, hire or otherwise acquire any property and to acquire and undertake the whole or any part of the business and property of any company or person.

3.10	To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting out and improving buildings and conveniences and by planting, paving, draining, farming, cultivating, letting and by entering into building leases or building agreements and by advancing money to and entering into contracts and arrangements of all kinds with builders, contractors, architects, surveyors, purchasers, vendors, tenants and any other person.

3.11	To construct, improve, maintain, develop, work, manage, carry out or control any property which may seem calculated directly or indirectly to advance the Company’s interest and to contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof.

3.12	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

3.13	To engage in currency exchange, interest rate and commodity transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange, interest rate or commodity hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency, interest rate or commodity exposure or any other exposure or for any other purpose.

3.14	As a pursuit in itself or otherwise and whether for the purpose of making a profit or avoiding a loss or managing a currency, interest rate or commodity exposure or any other exposure or for any other purpose whatsoever, to engage in any currency exchange transactions, interest rate transactions and commodity transactions, derivative and/or treasury transactions and any other financial or other transactions, including (without prejudice to the generality of the foregoing) securitisation, treasury and/or structured finance transactions, of whatever nature in any manner and on any terms and for any purposes whatsoever, including, without prejudice to the generality of the foregoing, any transaction entered into in connection with or for the purpose of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense, or liability arising, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk or factor affecting the Company’s business, including but not limited to dealings whether involving purchases, sales or otherwise in foreign currency, spot and/or forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and/or any such other currency or interest rate or commodity or other hedging, treasury or structured finance arrangements and such other instruments as are similar to, or derived from any of the foregoing.

3.15	To apply for, establish, create, purchase or otherwise acquire, sell or otherwise dispose of and hold any patents, trade marks, copyrights, brevets d’invention, registered designs, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information and any invention and to use, exercise, develop or grant licences in respect of or otherwise turn to account or exploit the property, rights or information so held.

3.16	To enter into any arrangements with any governments or authorities, national, local or otherwise and to obtain from any such government or authority any rights, privileges and concessions and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

3.17	To establish, form, register, incorporate or promote any company or companies or person, whether inside or outside of Ireland.

3.18	To procure that the Company be registered or recognised whether as a branch or otherwise in any country or place.

3.19	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction and to engage in any transaction in connection with the foregoing.

3.20	To acquire or amalgamate with any other company or person.

3.21	To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

3.22	To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association, or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation which may be thought detrimental to the interests of the Company or its employees and to subscribe to any association or fund for any such purposes.

3.23	To make gifts to any person or company including, without prejudice to the generality of the foregoing, capital contributions and to grant bonuses to the directors or any other persons or companies who are or have been in the employment of the Company including substitute directors and any other officer or employee.

3.24	To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit directors, ex-directors, employees or ex-employees of the Company or any subsidiary of the Company or the dependants or connections of such persons, and to grant pensions and allowances upon such terms and in such manner as the Company’s board of directors think fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the Company’s board of directors may think advisable.

3.25	To establish and contribute to any scheme for the purchase of shares or subscription for shares in the Company, its holding company or any of its or their respective subsidiaries, to be held for the benefit of the employees or former employees of the Company or any subsidiary of the Company including any person who is or was a director holding a salaried employment or office in the Company or any subsidiary of the Company and to lend or otherwise provide money to the trustees of such schemes or the employees or former employees of the Company or any subsidiary of the Company to enable them to purchase shares of the Company, its holding company or any of its or their respective subsidiaries and to formulate and carry into effect any scheme for sharing the profits of the Company, its holding company or any of its or their respective subsidiaries with its employees and/or the employees of any of its subsidiaries.

3.26	To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

3.27	To obtain any Act of the Oireachtas or provisional order for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

3.28	To adopt such means of making known the products of the Company as may seem expedient and in particular by advertising in the press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

3.29	To undertake and execute the office of trustee and nominee for the purpose of holding and dealing with any property of any kind for or on behalf of any person or company; to act as trustee, nominee, agent, executor, administrator, registrar, secretary, committee or attorney generally for any purpose and either solely or with others for any person or company; to vest any property in any person or company with or without any declared trust in favour of the Company.

3.30	To pay all costs, charges, fees and expenses incurred or sustained in or about the promotion, establishment, formation and registration of the Company.

3.31	To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with any person or company.

3.32	To distribute the property of the Company in specie among the members or, if there is only one, to the sole member of the Company.

3.33	To do all such other things as the Company’s board of directors may think incidental or conducive to the attainment of the above objects or any of them.

NOTE: it is hereby declared that in this memorandum of association:

a)	the word “company”, except where used in reference to this Company, shall be deemed to include a body corporate, whether a company (wherever formed, registered or incorporated), a corporation aggregate, a corporation sole and a national or local government or other legal entity; and

b)	the word “person”, shall be deemed to include any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person’s personal representatives, successors or permitted assigns; and

c)	the word “property”, shall be deemed to include, where the context permits, real property, personal property including choses or things in action and all other intangible property and money and all estates, rights, titles and interests therein and includes the Company’s uncalled capital and future calls and all and every other undertaking and asset; and

d)	a word or expression used in this memorandum of association which is not otherwise defined and which is also used in the Companies Act 2014 shall have the same meaning here, as it has in the Companies Act 2014; and

e)	any phrase introduced by the terms “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, whether or not followed by the phrases “but not limited to”, “without prejudice to the generality of the foregoing” or any similar expression; and

f)	words denoting the singular number only shall include the plural number and vice versa and references to one gender includes all genders; and

g)	it is intended that the objects specified in each paragraph in this clause shall, except where otherwise expressed in such paragraph, be separate and distinct objects of the Company and shall not be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the order in which the paragraphs of this clause occur or the name of the Company.

4.	The liability of the members is limited.

5.	The authorised share capital of the Company is US$100,000,000 divided into 484,848,484 Ordinary Shares with a nominal value of US$0.165 each and 200,000,000,000 Preferred Shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 Deferred Ordinary Shares with a nominal value of €1.00 each.

6.	The shares forming the capital, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

(as amended by Special Resolution dated 7 March 2023)

Interpretation and general

1.	Sections 83, 84 and 117(9) of the Act shall apply to the Company but, subject to that, the provisions set out in these Articles shall constitute the whole of the regulations applicable to the Company and no other “optional provisions” as defined by section 1007(2) of the Act shall apply to the Company.

2.	In these Articles:

2.1	“Act” means the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force;

2.2	“Acting in Concert” has the meaning given to it in Rule 2.1(a) and Rule 3.3 of Part A of the Takeover Rules;

2.3	“Adoption Date” means the effective date of adoption of these Articles;

2.4	“Adjourned Meeting” has the meaning given in Article 115.1;

2.5	“Agent” has the meaning given in Article 12.3;

2.6	“Approved Nominee” means a person appointed under contractual arrangements with the Company to hold shares or rights or interests in shares of the Company on a nominee basis;

2.7	“Article” means an article of these Articles;

2.8	“Articles” means these articles of association as from time to time and for the time being in force;

2.9	“Auditors” means the auditors for the time being of the Company;

2.10	“Board” means the board of Directors of the Company;

2.11	“Chairperson” means the person occupying the position of Chairperson of the Board from time to time;

2.12	“Chief Executive Officer” shall include any equivalent office;

2.13	“Clear Days” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and excluding the day for which notice is being given or on which an action or event for which notice is being given is to occur or take effect;

2.14	“committee” has the meaning given in Article 187;

2.15	“Company” means the company whose name appears in the heading to these Articles;

2.16	“Company Secretary” means the person or persons appointed as company secretary or joint company secretary of the Company from time to time and shall include any assistant or deputy secretary;

2.17	“Concert Party” means, in relation to any person, a party who is deemed or presumed to be Acting in Concert with that person for the purposes of the Takeover Rules;

2.18	“contested election” has the meaning given in Article 159;

2.19	“Deferred Shares” means the Deferred Ordinary Shares with a nominal value of €1.00 each in the capital of the Company;

2.20	“Directors” means the directors for the time being of the Company or any of them acting as the Board;

2.21	“Director’s Certified Email Address” has the meaning given in Article 190.3;

2.22	“disponee” has the meaning given in Article 46.1;

2.23	“elected by a plurality” has the meaning given in Article 159;

2.24	“electronic communication” has the meaning given to that word in the Electronic Commerce Act 2000 and in addition includes in the case of notices or documents issued on behalf of the Company, such documents being made available or displayed on a website of the Company (or a website designated by the Board);

2.25	“Exchange” means any securities exchange or other system on which the shares of the Company may be listed or otherwise authorised for trading from time to time in circumstances where the Company has approved such listing or trading;

2.26	“Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended;

2.27	“Group” means the Company and its subsidiaries from time to time and for the time being;

2.28	“Independent Directors” has the meaning given in Article 238.4;

2.29	“Institutional Investor” has the meaning given in Article 238.5

2.30	“Interest in a Security” has the meaning given to such term in section 1 of the Irish Takeover Panel Act 1997;

2.31	“Interested Person” has the meaning given in Article 238.6;

2.32	“member” means, in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares and shall include a member’s personal representatives in consequence of his or her death or bankruptcy;

2.33	“Memorandum” means the memorandum of association of the Company;

2.34	“Office” means the registered office for the time being of the Company;

2.35	“Ordinary Shares” means the Ordinary Shares with a nominal value of US$0.0022 each in the capital of the Company;

2.36	“Preferred Shares” means the Preferred Shares with a nominal value of US$0.0001 each in the capital of the Company;

2.37	“Proceedings” has the meaning given in Article 253;

2.38	“Redeemable Shares” means redeemable shares as defined by section 64 of the Act;

2.39	“Re-designation Event” means;

(a)	the transfer of Restricted Voting Ordinary Shares from a Restricted Shareholder to a shareholder or other person who is not a Restricted Shareholder;

(b)	an event whereby a Restricted Shareholder ceases to be restricted from holding an Interest in Securities, by virtue of Rule 9 of the Takeover Rules, except in these circumstances the number of Restricted Voting Ordinary Shares which shall be re-designated as Ordinary Shares shall be the maximum number of Ordinary Shares that can be re-designated without the former Restricted Shareholder becoming a Restricted Shareholder on the Re-designation Event; or

(c)	a Restricted Shareholder of the Company undertaking a Takeover Rules Event and the Takeover Panel consenting to some or all of the Restricted Voting Ordinary Shares being re-designated, in which case only those Restricted Voting Ordinary Shares the re-designation of which has been consented to by the Takeover Panel shall be re-designated as Ordinary Shares;

2.40	“Register” means the register of members of the Company to be kept as required by the Act;

2.41	“Restricted Shareholder” means a member of the Company or other person who is restricted from holding an Interest in Securities without a Takeover Rules Event occurring by virtue of Rule 9 of the Takeover Rules or a member or person who would be so restricted but for the limitations on voting rights set out under Article 7, provided that where two or more persons are deemed or presumed (and such presumption has not been rebutted) to be Acting in Concert for the purpose of Rule 9 of the Takeover Rules, only the person who acquired the Interest in Securities which, but for the application of Article 7, would trigger the Takeover Rules Event shall be deemed to be a Restricted Shareholder in respect only of such number of the person’s Interest in Securities which, but for the application of Article 7, would trigger the Takeover Rules Event.

2.42	“Restricted Voting Ordinary Shares” means

(a)	an Interest in Securities acquired by a Restricted Shareholder where the Restricted Shareholder has not elected for a Takeover Rules Event to occur; or

(a)	Ordinary Shares the subject of a notification by a Shareholder by at least 10 Business Days’ notice in writing to the Company that such Shareholder wishes for such Ordinary Shares to be designated as Restricted Voting Ordinary Shares;

2.43	“Rights” has the meaning given in Article 242;

2.44	“Rights Plan” has the meaning given in Article 241;

2.45	“SEC” means the U.S. Securities and Exchange Commission;

2.46	“Shareholder” means a holder of shares in the capital of the Company;

2.47	“Takeover Panel” means the Irish Takeover Panel established under the Irish Takeover Panel Act 1997;

2.48	“Takeover Rules” means the Takeover Panel Act 1997 Takeover Rules 2013; and

2.49	“Takeover Rules Event” means either of the following events:

(a)	a Restricted Shareholder and/or its Concert Parties (if any) extending an offer to the holders of each class of shares of the Company in accordance with Rule 9 of the Takeover Rules; or

(a)	the Company obtaining approval of the Takeover Panel for a waiver of Rule 9 of the Takeover Rules in respect of a Restricted Shareholder or any of its Concert Parties (as applicable).

NOTE: it is hereby declared that in these Articles:

a)	the word “company”, except where used in reference to this Company, shall be deemed to include a body corporate, whether a company (wherever formed, registered or incorporated), a corporation aggregate, a corporation sole and a national or local government or other legal entity; and

b)	the word “person”, shall be deemed to include any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person’s personal representatives, successors or permitted assigns; and

c)	the word “property”, shall be deemed to include, where the context permits, real property, personal property including choses or things in action and all other intangible property and money and all estates, rights, titles and interests therein and includes the Company’s uncalled capital and future calls and all and every other undertaking and asset; and

d)	a word or expression used in the Articles which is not otherwise defined and which is also used in the Act shall have the same meaning here, as it has in the Act; and

e)	any phrase introduced by the terms “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, whether or not followed by the phrases “but not limited to”, “without prejudice to the generality of the foregoing” or any similar expression; and

f)	words denoting the singular number only shall include the plural number and vice versa and references to one gender includes all genders.

AUTHORISED SHARE CAPITAL

3.	The authorised share capital of the Company is US$100,000,000 divided into 484,848,484 Ordinary Shares with a nominal value of US$0.165 each and 200,000,000,000 Preferred Shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 Deferred Ordinary Shares with a nominal value of €1.00 each

RIGHTS ATTACHING TO THE ORDINARY SHARES

4.	The Ordinary Shares shall rank pari passu in all respects and shall:

4.1	subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting and the authority of the Board and chairperson of the meeting to maintain order and security, include the right to attend any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;

4.2	include the right to participate pro rata in all dividends declared by the Company; and

4.3	include the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

5.	The rights attaching to the Ordinary Shares may be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with Article 9.

RESTRICTED VOTING ORDINARY SHARES

6.	If a Restricted Shareholder acquires an Interest in Securities, unless the Restricted Shareholder elects to acquire such Interest in Securities with a Takeover Rules Event occurring, any share certificates to be issued in respect of the Ordinary Shares shall bear a legend making reference to the shares as Restricted Voting Ordinary Shares. A Shareholder may also, by at least 10 Clear Days’ notice in writing to the Company or such shorter time as the Company may elect, request that the Company redesignate some or all of its Ordinary Shares as Restricted Voting Ordinary Shares.

7.	The following restrictions shall attach to Restricted Voting Ordinary Shares:

7.1	from the time of issue until a Re-designation Event occurs, the Restricted Voting Ordinary Shares in issue will be designated as Restricted Voting Ordinary Shares and the rights attaching to such shares shall be restricted as set out in this Article 7;

7.2	the Restricted Voting Ordinary Shares shall carry no rights to receive notice of or to attend or vote at any general meeting of the Company;

7.3	save as provided herein, the Restricted Voting Ordinary Shares shall rank pari passu at all times and in all respects with all other Ordinary Shares;

7.4	forthwith upon a Re-designation Event, each holder of Restricted Voting Ordinary Shares that are to be re-designated shall send to the Company the certificates, if any, in respect of the Restricted Voting Ordinary Shares held by him or it immediately prior to the Re-designation Event and thereupon, but subject to receipt of such certificates, the Company shall issue to such holders respectively replacement certificates for the Ordinary Shares without a legend making reference to the shares as Restricted Voting Ordinary Shares; and

7.5	re-designation of the Restricted Voting Ordinary Shares shall be effected by way of a deemed automatic re-designation of such shares immediately upon and subject to a Re-designation Event, without the requirement of any approval by the Board or any shareholders of the Company.

8.	Any Restricted Voting Ordinary Shares in issue shall comprise a single class with any other Ordinary Shares in issue.

RIGHTS ATTACHING TO PREFERRED SHARES

9.	The Board is empowered to cause the Preferred Shares to be issued from time to time as shares of one or more series of Preferred Shares, and in the resolution or resolutions providing for the issue of Preferred Shares of each particular series, before issuance, the Board is expressly authorised to fix:

9.1	the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

9.2	the rate of dividends payable on shares of such series, if any, whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate and the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of share capital;

9.3	the procedures for, and the terms, if any, on which shares of such series may be redeemed, including without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

9.4	the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

9.5	the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

9.6	the terms, if any, upon which the holders of shares of such series may convert shares thereof into shares of any other class or classes or of any one or more series of the same class or of another class or classes;

9.7	the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional Directors in case of dividend arrears or other specified events, or upon other matters;

9.8	whether or not the holders of shares of such series, as such, shall have any pre-emptive or preferential rights to subscribe for or purchase shares of any class or series of shares of the Company, now or hereafter authorised, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised;

9.9	the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends, or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, any other class or classes of shares ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding up;

9.10	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issuance of any additional shares (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation; and

9.11	such other rights, preferences and limitations as may be permitted to be fixed by the Board of the Company under the laws of Ireland as in effect at the time of the creation of such series.

10.	The Board is authorised to change the designations, rights, preferences and limitations of any series of Preferred Shares theretofore established, no shares of which have been issued.

11.	The rights conferred upon the member of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of any series of Preferred Shares in accordance with these Articles.

RIGHTS ATTACHING TO DEFERRED SHARES

12.	The Deferred Shares shall have the rights and privileges and be subject to the restrictions set out in this Article 12:

12.1	the Deferred Shares are non-voting shares and do not convey upon the holder the right to be paid a dividend or to receive notice of or to attend, vote or speak at a general meeting;

12.2	the Deferred Shares confer the right on a return of capital, on a winding-up or otherwise, only to the repayment of the nominal value paid up on the Deferred Shares after repayment of the nominal value of the Ordinary Shares; and

12.3	any Director (the “Agent”) is appointed the attorney of the holder of a Deferred Share, with an irrevocable instruction to the Agent to execute all or any forms of transfer and/or renunciation and/or surrender and/or other documents in the Agent’s discretion in relation to the Deferred Shares in favour of the Company or as it may direct and to deliver such forms of transfer and/or renunciation and/or surrender and/or other documents together with any certificate(s) and/or other documents for registration and to do all such other acts and things as may in the reasonable opinion of the Agent be necessary or expedient for the purpose of, or in connection with, the surrender of the Deferred Shares, the purchase by the Company of the Deferred Shares for nil consideration or such other consideration as the Board may determine and to vest the said Deferred Shares in the Company.

13.	Without prejudice to any special rights conferred on the members of any existing shares or class of shares and subject to the provisions of the Act, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

ALLOTMENT AND ACQUISITION OF SHARES

14.	The following provisions shall apply:

14.1	Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no share shall be issued at a discount and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

14.2	Without prejudice to the generality of the powers conferred on the Directors by other paragraphs of these Articles, and subject to any requirement to obtain the approval of the members under any laws, regulations or the rules of any Exchange, the Directors may grant from time to time options to subscribe for the unallotted shares in the capital of the Company to Directors and other persons in the service or employment of the Company or any subsidiary or associate company of the Company on such terms and subject to such conditions as may be approved from time to time by the Directors or by any committee thereof appointed by the Directors for the purpose of such approval and on the terms and conditions required to obtain the approval of any statutory authority in any jurisdiction.

14.3	Subject to the provisions of these Articles including but not limited to Article 6, the Directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of section 1021 of the Act. The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be the amount of the authorised but unissued share capital of the Company at the Adoption Date. The authority hereby conferred shall expire on the date which is five (5) years after the Adoption Date unless and to the extent that such authority is renewed, revoked or extended prior to such date. The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

14.4	The Directors are hereby empowered pursuant to sections 1022 and 1023 of the Act to allot equity securities (within the meaning of the said section 1023) for cash pursuant to the authority conferred by Article 14.3 as if section 1022(1) of the Act did not apply to any such allotment. The authority conferred by this Article 14.4 shall expire on the date which is five (5) years after the Adoption Date, unless previously renewed, varied or revoked; provided that the Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this Article 14.4 had not expired.

14.5	The Company may issue permissible letters of allotment (as defined by section 1019 of the Act) to the extent permitted by the Act.

14.6	Unless otherwise determined by the Directors or the rights attaching to or by the terms of issue of any particular shares, or to the extent required by the Act, any Exchange, depository or any operator of any clearance or settlement system, no person whose name is entered as a member in the Register shall be entitled to receive a share certificate for any shares of any class held by him or her in the capital of the Company (nor on transferring part of a holding, to a certificate for the balance).

14.7	Any share certificate, if issued, shall specify the number of shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Directors. Such certificates may be under seal. All certificates for shares in the capital of the Company shall be consecutively numbered or otherwise identified and shall specify the shares in the capital of the Company to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares in the capital of the Company shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a share or shares in the capital of the Company held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Directors may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

15.	The Company:

15.1	may give financial assistance for the purpose of an acquisition of its shares or, where the Company is a subsidiary, its holding company where permitted by sections 82 and 1043 of the Act, and

15.2	is authorised, for the purposes of section 105(4)(a) of the Act, but subject to section 1073 of the Act, to acquire its own shares.

16.	The Directors (and any committee established under Article 186 and so authorised by the Directors and any person so authorised by the Directors or such committee) may without prejudice to Article 168:

16.1	allot, issue, grant options over and otherwise dispose of shares in the Company; and

16.2	exercise the Company’s powers under Article 14,

on such terms and subject to such conditions as they think fit, subject only to the provisions of the Act and these Articles.

17.	Unless the Board determines otherwise, any share in the capital of the Company shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any person (who may or may not be a member) pursuant to which the Company acquires or will acquire a share in the capital of the Company, or an interest in shares in the capital of the Company, from the relevant person, save for an acquisition for nil consideration pursuant to section 102(1)(a) of the Act. In these circumstances, the acquisition of such shares by the Company, save where acquired for nil consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with Chapter 6 of Part 3 of the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any share in the capital of the Company a Redeemable Share.

VARIATION OF CLASS RIGHTS

18.	Without prejudice to the authority conferred on the Directors pursuant to Article 9 to issue Preferred Shares in the capital of the Company, where the shares in the Company are divided into different classes, the rights attaching to a class of shares may only be varied or abrogated if (a) the holders of 75% in nominal value of the issued shares of that class consent in writing to the variation, or (b) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation. The quorum at any such separate general meeting, other than an Adjourned Meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and the quorum at an Adjourned Meeting shall be one person holding or representing by proxy shares of the class in question or that person’s proxy. The rights conferred upon the holders of any class of shares issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by a purchase or redemption by the Company of its own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

19.	The redemption or purchase of Preferred Shares or any class or series of Preferred Shares shall not constitute a variation of rights of the holders of Preferred Shares.

20.	The issue, redemption or purchase of any of the Preferred Shares shall not constitute a variation of the rights of the holders of Ordinary Shares.

21.	The issue of Preferred Shares or any class or series of Preferred Shares which rank pari passu with, or junior to, any existing Preferred Shares or class of Preferred Shares shall not constitute a variation of the existing Preferred Shares or class of Preferred Shares.

22.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

TRUSTS NOT RECOGNISED

23.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the member. This shall not preclude (i) the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company, or (ii) the Directors, where they consider it appropriate, providing the information given to the members of shares to the holders of depositary instruments in such shares.

CALLS ON SHARES

24.	The Directors may from time to time make calls upon the members in respect of any consideration unpaid on their shares in the Company (whether on account of the nominal value of the shares or by way of premium), provided that in the case where the conditions of allotment or issuance of shares provide for the payment of consideration in respect of such shares at fixed times, the Directors shall only make calls in accordance with such conditions.

25.	Each member shall (subject to receiving at least thirty days’ notice specifying the time or times and place of payment, or such lesser or greater period of notice provided in the conditions of allotment or issuance of the shares) pay to the Company, at the time or times and place so specified, the amount called on the shares.

26.	A call may be revoked or postponed, as the Directors may determine.

27.	Subject to the conditions of allotment or issuance of the shares, a call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments if specified in the call.

28.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

29.	If the consideration called in respect of a share or in respect of a particular instalment is not paid in full before or on the day appointed for payment of it, the person from whom the sum is due shall pay interest in cash on the unpaid value from the day appointed for payment of it to the time of actual payment of such rate, not exceeding five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Act, as the Directors may determine, but the Directors may waive payment of such interest wholly or in part.

30.	Any consideration which, by the terms of issue of a share, becomes payable on allotment or issuance or at any fixed date (whether on account of the nominal value of the share or by way of premium) shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by the terms of issue, that consideration becomes payable, and in the case of non-payment of such a consideration, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such consideration had become payable by virtue of a call duly made and notified.

31.	The Directors may, on the issue of shares, differentiate between the holders of different classes as to the amount of calls to be paid and the times of payment.

32.	The Directors may, if they think fit:

(a)	receive from any member willing to advance such consideration, all or any part of the consideration uncalled and unpaid upon any shares held by him or her; and/or

(b)	pay, upon all or any of the consideration so advanced (until the amount concerned would, but for such advance, become payable) interest at such rate (not exceeding, unless the Company in a general meeting otherwise directs, five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Act) as may be agreed upon between the Directors and the member paying such consideration in advance.

33.	The Company may:

(a)	acting by its Directors, make arrangements on the issue of shares for a difference between the members in the amounts and times of payment of calls on their shares;

(b)	acting by its Directors, accept from any member the whole or a part of the amount remaining unpaid on any shares held by him or her, although no part of that amount has been called up;

(c)	acting by its Directors and subject to the Act, pay a dividend in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d)	by special resolution determine that any portion of its share capital which has not been already called up shall not be capable of being called up except in the event and for the purposes of the Company being wound up; upon the Company doing so, that portion of its share capital shall not be capable of being called up except in that event and for those purposes.

LIEN

34.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all consideration (whether immediately payable or not) called, or payable at a fixed time, in respect of that share.

35.	The Directors may at any time declare any share in the Company to be wholly or in part exempt from Article 34.

36.	The Company’s lien on a share shall extend to all dividends payable on it.

37.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless (i) a sum in respect of which the lien exists is immediately payable; and (ii) the following conditions are satisfied:

37.1	a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder of the share for the time being, or the person entitled thereto by reason of his or her death or bankruptcy; and

37.2	a period of 14 days after the date of giving of that notice has expired.

38.	The following provisions apply in relation to a sale referred to in Article 37:

38.1	to give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser of them;

38.2	the purchaser shall be registered as the holder of the shares comprised in any such transfer;

38.3	the purchaser shall not be bound to see to the application of the purchase consideration, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale; and

38.4	the proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

FORFEITURE

39.	If a member of the Company fails to pay any call or instalment of a call on the day appointed for payment of it, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

40.	The notice referred to in Article 39 shall:

40.1	specify a further day (not earlier than the expiration of 14 days after the date of service of the notice) on or before which the payment required by the notice is to be made; and

40.2	state that, if the amount concerned is not paid by the day so specified, the shares in respect of which the call was made will be liable to be forfeited.

41.	If the requirements of the notice referred to in Article 40 are not complied with, any share in respect of which the notice has been served may at any time after the day so specified (but before, should it occur, the payment required by the notice has been made) be forfeited by a resolution of the Directors to that effect.

42.	On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the shares in the capital of the Company in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

43.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

44.	A person whose shares have been forfeited shall cease to be a member of the Company in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all consideration which, at the date of forfeiture, were payable by him or her to the Company in respect of the shares, but his or her liability shall cease if and when the Company shall have received payment in full of all such consideration in respect of the shares.

45.	A statement in writing that the maker of the statement is a Director or the Company Secretary, and that a share in the Company has been duly forfeited on a date stated in the statement, shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

46.	The following provisions apply in relation to a sale or other disposition of a share referred to in Article 43:

46.1	the Company may receive the consideration, if any, given for the share on the sale or other disposition of it and may execute a transfer of the share in favour of the person to whom the share is sold or otherwise disposed of (the “disponee”);

46.2	upon such execution, the disponee shall be registered as the holder of the share; and

46.3	the disponee shall not be bound to see to the application of the purchase consideration, if any, nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

47.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share in the capital of the Company, becomes payable at a fixed time, whether on account of the nominal value of the share in the capital of the Company or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

48.	The Directors may accept the surrender of any share in the capital of the Company which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share in the capital of the Company shall be treated as if it has been forfeited.

VARIATION OF COMPANY CAPITAL; AMENDMENT OF MEMORANDUM OF ASSOCIATION

49.	Subject to the provisions of these Articles, the Company may, by ordinary resolution and in accordance with section 83 of the Act, do any one or more of the following, from time to time:

49.1	consolidate and divide all or any of its classes of shares into shares of a larger nominal value than its existing shares;

49.2	subdivide its classes of shares, or any of them, into shares of a smaller nominal value, so however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

49.3	increase the nominal value of any of its shares by the addition to them of any undenominated capital;

49.4	reduce the nominal value of any of its shares by the deduction from them of any part of that value, subject to the crediting of the amount of the deduction to undenominated capital, other than the share premium account;

49.5	without prejudice or limitation to Articles 89 to 94 and the powers conferred on the Directors thereby, convert any undenominated capital into shares for allotment as bonus shares to holders of existing shares;

49.6	increase its share capital by new shares of such amount as it thinks expedient; or

49.7	cancel shares of its share capital which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

50.	Subject to the provisions of these Articles, the Company may:

50.1	without prejudice to Article 17, by special resolution, and subject to the provisions of the Act governing the variation of rights attached to classes of shares and the amendment of these Articles, convert any of its shares into Redeemable Shares; or

50.2	by special resolution, and subject to the provisions of the Act (or as otherwise required or permitted by applicable law) alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles.

REDUCTION OF COMPANY CAPITAL

51.	The Company may, in accordance with the provisions of sections 84 to 87 of the Act, reduce its company capital in any way it thinks expedient and, without prejudice to the generality of the foregoing, may thereby:

51.1	extinguish or reduce the liability on any of its shares in respect of share capital not paid up;

51.2	either with or without extinguishing or reducing liability on any of its shares, cancel any paid up company capital which is lost or unrepresented by available assets; or

51.3	either with or without extinguishing or reducing liability on any of its shares, pay off any paid up company capital which is in excess of the wants of the Company.

Unless the special resolution provides otherwise, a reserve arising from the reduction of company capital is to be treated for all purposes as a realised profit in accordance with section 117(9) of the Act. Nothing in this Article 51 shall, however, prejudice or limit the Company’s ability to perform or engage in any of the actions described in section 83(1) of the Act by way of ordinary resolution only.

TRANSFER OF SHARES

52.	Subject to the Act and to the provisions of these Articles as may be applicable, any member may transfer all or any of his shares (of any class) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate.

53.	The instrument of transfer of a share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it. All instruments of transfer may be retained by the Company.

54.	The instrument of transfer of any share may be executed for and on behalf of the transferor by the Company Secretary or any other party designated by the Board for such purpose, and the Company Secretary or any other party designated by the Board for such purpose shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Company Secretary or any other party designated by the Board for such purpose as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the member holding the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

55.	Subject to the Act, the Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) to the extent permitted by section 1042 of the Act, claim a first and paramount lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

56.	The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

57.	The Board may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer if:

57.1	the instrument of transfer is not duly stamped, if required, and lodged at the Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

57.2	the instrument of transfer is in respect of more than one class of share;

57.3	the instrument of transfer is in favour of more than four persons jointly;

57.4	it is not satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; or

57.5	it is not satisfied that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

58.	Subject to any directions of the Board from time to time in force, the Company Secretary or any other party designated by the Board for such purpose may exercise the powers and discretions of the Board under Article 57, Article 81, Article 88 and Article 90.

59.	If the Board declines to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

60.	No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

TRANSMISSION OF SHARES

61.	In the case of the death of a member, the survivor or survivors, where the deceased was a joint holder, and the personal representatives of the deceased where he or she was a sole holder, shall be the only persons recognised by the Company as having any title to his or her interest in the shares.

62.	Nothing in Article 61 shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him or her with other persons.

63.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject to Article 64, elect either: (a) to be registered himself or herself as holder of the share; or (b) to have some person nominated by him or her (being a person who consents to being so registered) registered as the transferee thereof.

64.	The Directors shall, in either of those cases, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his or her death or bankruptcy, as the case may be.

65.	If the person becoming entitled as mentioned in Article 63: (a) elects to be registered himself or herself, the person shall furnish to the Company a notice in writing signed by him or her stating that he or she so elects; or (b) elects to have another person registered, the person shall testify his or her election by executing to that other person a transfer of the share.

66.	All the limitations, restrictions and provisions of Articles 61 to 65 shall be applicable to a notice or transfer referred to in Article 65 as if the death or bankruptcy of the member concerned had not occurred and the notice or transfer were a transfer signed by that member.

67.	Subject to Article 68 and Article 69, a person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the share.

68.	A person referred to in Article 67 shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

69.	The Directors may at any time serve a notice on any such person requiring the person to make the election provided for by Article 63 and, if the person does not make that election (and proceed to do, consequent on that election, whichever of the things mentioned in Article 65 is appropriate) within ninety days after the date of service of the notice, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

70.	The Company may charge a fee not exceeding €10 on the registration of every probate, letters of administration, certificate of death, power of attorney, notice as to stock or other instrument or order.

71.	The Directors may determine such procedures as they shall think fit regarding the transmission of shares in the Company held by a body corporate that are transmitted by operation of law in consequence of a merger or division.

CLOSING REGISTER OR FIXING RECORD DATE

72.	For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Board may provide, subject to the requirements of section 174 of the Act, that the Register shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty days in each year. If the Register shall be so closed for the purpose of determining members entitled to notice of, or to vote at, a meeting of members, such Register shall, subject to applicable law and Exchange rules, be so closed for at least five days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

73.	In lieu of, or apart from, closing the Register, the Board may fix in advance a date as the record date (a) for any such determination of members entitled to notice of or to vote at a meeting of the members, which record date shall not, subject to applicable law and Exchange rules, be more than sixty days before the date of such meeting, and (b) for the purpose of determining the members entitled to receive payment of any dividend or other distribution, or in order to make a determination of members for any other proper purpose, which record date shall not, subject to applicable law and Exchange rules, be more than sixty days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of members is relevant.

74.	If the Register is not so closed and no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles shall be the record date for such determination of members. Where a determination of members entitled to vote at any meeting of members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the Adjourned Meeting, if they think fit.

DIVIDENDS

75.	The Company in a general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors. Any general meeting declaring a dividend and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or interim dividend wholly or partly by the distribution of specific assets including paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution.

76.	The Directors may from time to time:

76.1	pay to the members such dividends (whether as either interim dividends or final dividends) as appear to the Directors to be justified by the profits of the Company, subject to section 117 and Chapter 6 of Part 17 of the Act;

76.2	before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion either be employed in the business of the Company or be held as cash or cash equivalents or invested in such investments as the Directors may lawfully determine; and

76.3	without placing the profits of the Company to reserve, carry forward any profits which they may think prudent not to distribute.

77.	Unless otherwise specified by the Directors at the time of declaring a dividend, the dividend shall be a final dividend.

78.	Where the Directors specify that a dividend is an interim dividend at the time it is declared, such interim dividend shall not constitute a debt recoverable against the Company and the declaration may be revoked by the Directors at any time prior to its payment provided that the holders of the same class of share are treated equally on any revocation.

79.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend (and to the rights of the Company under Articles 34 to 38 and Article 81) all dividends shall be declared and paid such that shares of the same class shall rank equally irrespective of the premium credited as paid up on such shares.

80.	If any share is issued on terms providing that it shall rank for a dividend as from a particular date, such share shall rank for dividend accordingly.

81.	The Directors may deduct from any dividend payable to any member, all sums of money (if any) immediately payable by him or her to the Company on account of calls or otherwise in relation to the shares of the Company.

82.	The Directors when declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and, in particular, paid up shares, debentures or debenture stock of any other company or in any one or more of such ways.

83.	Where any difficulty arises in regard to a distribution, the Directors may settle the matter as they think expedient and, in particular, may:

83.1	issue fractional certificates (subject always to the restriction on the issue of fractional shares) and fix the value for distribution of such specific assets or any part of them;

83.2	determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties; and

83.3	vest any such specific assets in trustees as may seem expedient to the Directors.

84.	Any dividend, interest or other moneys payable in cash in respect of any shares may be paid:

84.1	by cheque or negotiable instrument sent by post directed to or otherwise delivered to the registered address of the holder, or where there are joint holders, to the registered address of that one of the joint holders who is first named on the register or to such person and to such address as the holder or the joint holders may in writing direct; or

84.2	by transfer to a bank account nominated by the payee or where such an account has not been so nominated, to the account of a trustee nominated by the Company to hold such moneys,

provided that the debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

85.	Any such cheque or negotiable instrument referred to in Article 84 shall be made payable to the order of the person to whom it is sent.

86.	Any one of two or more joint holders may give valid receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders, whether paid by cheque or negotiable instrument or direct transfer.

87.	No dividend shall bear interest against the Company.

88.	If the Directors so resolve, any dividend or distribution which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend, distribution or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

BONUS ISSUE OF SHARES

89.	Any capitalisation provided for in Articles 90 to 94 inclusive will not require approval or ratification by the members.

90.	The Directors may resolve to capitalise any part of a relevant sum (within the meaning of Article 91) by applying such sum in paying up in full unissued shares of a nominal value or nominal value and premium, equal to the sum capitalised, to be allotted and issued as fully paid bonus shares, to those members of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions).

91.	For the purposes of Article 90, “relevant sum” means: (a) any sum for the time being standing to the credit of the Company’s undenominated capital; (b) any of the Company’s profits available for distribution; (c) any sum representing unrealised revaluation reserves; or (d) a merger reserve or any other capital reserve of the Company.

92.	The Directors may in giving effect to any resolution under Article 90 make: (a) all appropriations and applications of the undivided profits resolved to be capitalised by the resolution; and (b) all allotments and issues of fully paid shares, if any, and generally shall do all acts and things required to give effect to the resolution.

93.	Without limiting Article 92, the Directors may:

93.1	make such provision as they think fit for the case of shares becoming distributable in fractions (and, again, without limiting the foregoing, may sell the shares represented by such fractions and distribute the net proceeds of such sale amongst the members otherwise entitled to such fractions in due proportions);

93.2	authorise any person to enter, on behalf of all the members concerned, into an agreement with the Company providing for the allotment to them, respectively credited as fully paid up, of any further shares to which they may become entitled on the capitalisation concerned or, as the case may require, for the payment by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all the members concerned.

94.	Where the Directors have resolved to approve a bona fide revaluation of all the fixed assets of the Company, the net capital surplus in excess of the previous book value of the assets arising from such revaluation may be: (a) credited by the Directors to undenominated capital, other than the share premium account; or (b) used in paying up unissued shares of the Company to be issued to members as fully paid bonus shares.

GENERAL MEETINGS – GENERAL

95.	Subject to Article 96, the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next.

96.	The Company will hold its first annual general meeting within eighteen months of its incorporation.

97.	The annual general meeting shall be held in such place and at such time as the Directors shall determine.

98.	All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

99.	The Directors may, whenever they think fit, convene an extraordinary general meeting. An extraordinary general meeting shall also be convened by the Directors on the requisition of members, or if the Directors fail to so convene an extraordinary general meeting, such extraordinary general meeting may be convened by the requisitioning members, in each case in accordance with section 178(3) to (7) of the Act.

100.	If at any time the number of Directors is less than two, any Director or any member that satisfies the criteria thereunder, may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

101.	An annual general meeting or extraordinary general meeting of the Company may be held outside of Ireland. The Company shall make, at its expense, all necessary arrangements to ensure that members can by technological means participate in any such meeting without leaving Ireland.

102.	A general meeting of the Company may be held in two or more venues (whether inside or outside of Ireland) at the same time using any technology that provides members, as a whole, with a reasonable opportunity to participate, and such participation shall be deemed to constitute presence in person at the meeting.

NOTICE OF GENERAL MEETINGS

103.	The only persons entitled to notice of general meetings of the Company are:

103.1	the members;

103.2	the personal representatives of a deceased member, which member would but for his death be entitled to vote;

103.3	the assignee in bankruptcy of a bankrupt member of the Company (being a bankrupt member who is entitled to vote at the meeting);

103.4	the Directors and Company Secretary; and

103.5	unless the Company is entitled to and has availed itself of the audit exemption under the Act, the Auditors (who shall also be entitled to receive other communications relating to any general meeting which a member is entitled to receive).

104.	Subject to the provisions of the Act allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one days’ notice. Any other extraordinary general meeting shall also be called by at least twenty-one days’ notice, except that it may be called by fourteen days’ notice where:

104.1	all members, who hold shares that carry rights to vote at the meeting, are permitted to vote by electronic means at the meeting; and

104.2	a special resolution reducing the period of notice to fourteen days has been passed at the immediately preceding annual general meeting, or at a general meeting held since that meeting.

105.	Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend, speak, ask questions and vote is entitled to appoint a proxy to attend, speak, ask questions and vote in his place and that a proxy need not be a member of the Company. Every notice shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Exchange. Subject to any restrictions imposed on any shares, the notice shall be given to all the members and to the Directors and Auditors.

106.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

107.	In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive such notice shall not invalidate any resolution passed or any proceeding at any such meeting. A member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of shares in the Company will be deemed, subject to Article 110, to have received notice of that meeting and, where required, of the purpose for which it was called.

108.	Where, by any provision contained in the Act, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Act.

109.	In determining the correct period of notice for a general meeting, only Clear Days shall be counted.

110.	Whenever any notice is required to be given by law or by these Articles to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

WRITTEN RESOLUTIONS OF THE MEMBERS

111.	For so long as the Company has more than one shareholder, unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution in lieu of holding a meeting.

112.	112.1 Except in the case of the removal of statutory auditors or Directors and subject to the Act and the provisions of Article 111, anything which may be done by resolution in general meeting of all or any class may be done by resolution in writing, signed by all of the holders or any class thereof or their proxies (or in the case of a holder that is a corporation (whether or not a company within the meaning of the Acts) on behalf of such holder) being all of the holders of the Company or any class thereof, who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution shall be valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company or any class thereof duly convened and held, and if described as a Special Resolution shall be deemed to be a Special Resolution within the meaning of the Acts. Any such resolution in writing may be signed in as many counterparts as may be necessary.

112.2	For the purposes of any written resolution under Article 112, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last holder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

112.3	A resolution in writing made in accordance with Article 112 is valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of holders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Act and these Articles.

113.	At any time that the Company is a single-member company, its sole member may pass any resolution as a written decision in accordance with section 196 of the Act.

QUORUM FOR GENERAL MEETINGS

114.	Two members present in person or by proxy and having the right to attend and vote at the meeting and together holding shares representing more than 50% of the votes that may be cast by all members at the relevant time shall be a quorum at a general meeting; provided, however, that at any time when the Company is a single-member company, one member of the Company present in person or by proxy at a general meeting of it shall be a quorum.

115.	If within 15 minutes (or such greater time determined by the chairperson) after the time appointed for a general meeting a quorum is not present, then:

115.1	the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine (the “Adjourned Meeting”); and

115.2	if at the Adjourned Meeting a quorum is not present within half an hour (or such greater time determined by the chairperson) after the time appointed for the meeting, the members present shall be a quorum.

PROXIES

116.	Every member entitled to attend, speak, ask questions and vote at a general meeting may appoint a proxy or proxies to attend, speak, ask questions relating to items on the agenda and vote on his behalf and may appoint more than one proxy to attend, speak, ask questions and vote at the same general meeting provided that, where a member appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to different shares held by that member.

117.	The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be signed by or on behalf of the appointor. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. A member shall be entitled to appoint a proxy by electronic means, to an address specified by the Company. The proxy form must make provision for three-way voting (i.e., to allow votes to be cast for or against a resolution or to be withheld) on all resolutions intended to be proposed, other than resolutions which are merely procedural. An instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative) together with such evidence as to its due execution as the Board may from time to time require, may be returned to the address or addresses stated in the notice of meeting or Adjourned Meeting or any other information or communication by such time or times as may be specified in the notice of meeting or Adjourned Meeting or in any other such information or communication (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or Adjourned Meeting at which the appointee proposes to vote, and, subject to the Act, if not so delivered the appointment shall not be treated as valid.

BODIES CORPORATE ACTING BY REPRESENTATIVES AT MEETINGS

118.	Any body corporate which is a member, or a proxy for a member, of the Company may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company and, subject to evidence being furnished to the Company of such authority as the Directors may reasonably require, any person(s) so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company or, where more than one such representative is so authorized, all or any of the rights attached to the shares in respect of which he is so authorised. Where a body corporate appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise the rights attached to different shares held by that body corporate.

RECEIPT OF PROXY APPOINTMENTS

119.	Where the appointment of a proxy and any authority under which it is signed or a copy certified notarially or in some other way approved by the Directors is to be received by the Company:

119.1	in physical form, it shall be deposited at the Office or (at the option of the member) at such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting;

119.2	in electronic form, it may be so received where an address has been specified by the Company for the purpose of receiving electronic communications:

(a)	in the notice convening the meeting; or

(b)	in any appointment of proxy sent out by the Company in relation to the meeting; or

(c)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting;

provided that it is so received by the Company no later than 3 hours, or such other time as may be communicated to the members, before the time for holding the meeting or Adjourned Meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or Adjourned Meeting) for the taking of the poll at which it is to be used, at which the person named in the proxy proposes to vote and in default shall not be treated as valid or, in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date not later than the record date applicable to the meeting which was adjourned or the poll, it shall be sufficient if the appointment of a proxy and any such authority and certification thereof as aforesaid is so received by the Company at the commencement of the Adjourned Meeting or the taking of the poll. An appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been so received for the purposes of any meeting shall not be required to be delivered, deposited or received again for the purposes of any subsequent meeting to which it relates.

EFFECT OF PROXY APPOINTMENTS

120.

120.1	Receipt by the Company of an appointment of a proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. However, if that member votes at the meeting or at any adjournment thereof, then as regards to the resolution(s) any proxy notice delivered to the Company by or on behalf of that same member shall on a poll, be invalid to the extent that such member votes in respect of the shares to which the proxy notice relates.

120.2	An appointment of a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates and shall be deemed to confer authority to speak at a general meeting and to demand or join in demanding a poll.

121.	A proxy shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he is appointed as the proxy to attend, and to speak and vote, at a general meeting of the Company. Unless his appointment provides otherwise, a proxy may vote or abstain at his discretion on any resolution put to the vote.

EFFECT OF REVOCATION OF PROXY OR OF AUTHORISATION

122.	A vote given or poll demanded in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the previous death, insanity or winding up of the principal, or the revocation of the appointment of a proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or the transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no notice in writing (whether in electronic form or otherwise) of such death, insanity, winding up, revocation or transfer is received by the Company at the Office before the commencement of the meeting.

123.	The Directors may send to the members, at the expense of the Company, by post, electronic mail or otherwise, forms for the appointment of a proxy (with or without reply paid envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If, for the purpose of any meeting, invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy, but the accidental omission to issue such invitations to, or the non-receipt of such invitations by, any member shall not invalidate the proceedings at any such meeting.

THE BUSINESS OF GENERAL MEETINGS

124.	All business shall be deemed to be special business that is transacted at an extraordinary general meeting or that is transacted at an annual general meeting other than, in the case of an annual general meeting, the business specified in Article 128 which shall be ordinary business.

125.	At any meeting of the members, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual general meeting, business must be:

125.1	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board;

125.2	otherwise properly brought before the meeting by or at the direction of the Board; or

125.3	otherwise properly brought before the meeting by a member.

126.	Without prejudice to any procedure which may be permitted under the Act, for business to be properly brought before an annual general meeting by a member, the member must have given timely notice thereof in writing to the Company Secretary. To be timely, a member’s notice must be received not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, notice by the member to be timely must be so received not earlier than the 90th day prior to such annual general meeting and not later than the close of business on the later of (i) the 60th day prior to such annual general meeting or (ii) the tenth day following the date on which notice of the date of the annual general meeting was mailed or public disclosure thereof was made by the Company, whichever event in this clause (ii) first occurs. For the avoidance of doubt, in no event shall the adjournment or postponement of any general meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a member’s notice to the Company Secretary pursuant to this Article 126. Each such notice shall set forth as to each matter the member proposes to bring before the annual general meeting:

126.1	a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the meeting;

126.2	the name and address, as they appear on the Register, of the member proposing such business;

126.3	the class, series and number of shares of the Company which are beneficially owned by the member;

126.4	whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of the member with respect to the Company or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its subsidiaries), or to increase or decrease the voting power of the member, and if so, a summary of the material terms thereof; and

126.5	any material interest of the member in such business.

To be properly brought before an extraordinary general meeting, other than pursuant to Article 125, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or by the Company Secretary pursuant to the applicable provisions of these Articles or (ii) otherwise properly brought before the meeting by or at the direction of the Board.

127.	The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Articles, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

128.	The business of the annual general meeting shall include:

128.1	the consideration of the Company’s statutory financial statements and the report of the Directors and the report of the Auditors on those statements and that report;

128.2	the review by the members of the Company’s affairs;

128.3	the authorisation of the Directors to approve the remuneration of the Auditors (if any); and

128.4	the appointment or re-appointment of Auditors.

PROCEEDINGS AT GENERAL MEETINGS

129.	The Chairperson, if any, shall preside as chairperson at every general meeting of the Company, or if there is no such Chairperson, or if he or she is not present at the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairperson of the meeting.

130.	If at any meeting no Director is willing to act as chairperson or if no Director is present at the time appointed for holding the meeting, the members present shall choose one of their number to be chairperson of the meeting.

131.	At each meeting of members, the chairperson of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the members will vote at the meeting and shall determine the order of business and all other matters of procedure.

132.	The Directors may adopt such rules, regulations and procedures for the conduct of any meeting of the members as they deem appropriate. Except to the extent inconsistent with any applicable rules, regulations and procedures adopted by the Board, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, which need not be in writing, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate, to maintain order and safety and for the conduct of the meeting.

133.	The chairperson of the meeting may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place.

134.	No business shall be transacted at any Adjourned Meeting other than the business left unfinished at the meeting from which the adjournment took place.

135.	When a meeting is adjourned for thirty days or more, notice of the Adjourned Meeting shall be given as in the case of an original meeting but, subject to that, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an Adjourned Meeting.

136.	Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.

137.	For business to be properly requested by a member to be brought before a general meeting, the member must comply with the requirements of the Act or:

137.1	be a member at the time of the giving of the notice for such general meeting;

137.2	be entitled to vote at such meeting; and

137.3	have given timely and proper notice in writing to the Company Secretary in accordance with Article 126.

138.	Except where a greater majority is required by the Act or these Articles, any question proposed for a decision of the members at any general meeting of the Company or a decision of any class of members at a separate meeting of any class of shares shall be decided by an ordinary resolution.

VOTING

139.	At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll.

140.	Save as provided in Article 141 of these Articles, a poll shall be taken in such manner as the chairperson of the meeting directs and he or she may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

141.	A poll demanded on the election of a chairperson of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairperson of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

142.	No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven Clear Days’ notice shall be given specifying the time and place at which the poll is to be taken.

143.	If authorised by the Directors, any vote taken by written ballot may be satisfied by a ballot submitted by electronic and/or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic or telephonic submission has been authorised by the member or proxy.

VOTES OF MEMBERS

144.	Subject to the provisions of these Articles and any rights or restrictions for the time being attached to any class or classes of shares in the capital of the Company, every member of record present in person or by proxy shall have one vote for each share registered in his or her name in the Register.

145.	Where there are joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holder or holders; and for this purpose, seniority shall be determined by the order in which the names of the joint holders stand in the Register.

146.	A member who has made an enduring power of attorney, or a member in respect of whom an order has been made by any court having jurisdiction in cases of unsound mind, may vote by his or her committee, donee of an enduring power of attorney, receiver, guardian or other person appointed by the foregoing court, and any such committee, donee of an enduring power of attorney, receiver, guardian or other persons appointed by the foregoing court may speak or vote by proxy.

147.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the general meeting whose decision shall be final and conclusive.

148.	A person shall be entered on the Register by the record date specified in respect of a general meeting in order to exercise the right of a member to participate and vote at the general meeting and any change to an entry on the Register after the record date shall be disregarded in determining the right of any person to attend and vote at the meeting.

149.	Votes may be given either personally (including by a duly authorised representative of a corporate member) or by proxy. On a poll taken at a meeting of the members of the Company or a meeting of any class of members of the Company, a member, whether present in person or by proxy, entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

150.	Subject to such requirements and restrictions as the Directors may specify, the Company may permit members to vote by correspondence in advance of a general meeting in respect of one or more of the resolutions proposed at a meeting. Where the Company permits members to vote by correspondence, it shall only count votes cast in advance by correspondence, where such votes are received at the address and before the date and time specified by the Company, provided the date and time is no more than 24 hours before the time at which the vote is to be concluded.

151.	Subject to such requirements and restrictions as the Directors may specify, the Company may permit members who are not physically present at a meeting to vote by electronic means at the general meeting in respect of one or more of the resolutions proposed at a meeting.

152.	Where there is an equality of votes, the chairperson of the meeting shall not have a second or casting vote.

153.	No member shall be entitled to vote at any general meeting of the Company unless all calls or other sums immediately payable by him or her in respect of shares in the Company have been paid.

CLASS MEETINGS

154.	The provisions of these Articles relating to general meetings shall, as far as applicable, apply in relation to any meeting of any class of member of the Company.

APPOINTMENT OF DIRECTORS

155.	The number of Directors from time to time shall be not less than two nor more than seven.

156.	The Board, upon recommendations of the nomination and governance committee (or equivalent committee established by the Board), shall propose nominees for election to the office of Director at each annual general meeting.

157.	The Directors may be appointed by the members in general meeting, provided that no person other than a Director retiring at the meeting shall, save where recommended by the Board, be eligible for election to the office of Director at any general meeting unless the requirements of Article 164 as to his or her eligibility for that purpose have been complied with.

158.	The Directors shall be divided into three classes, designated Class I, Class II and Class III. The initial division of the Board into classes shall be made by the decision of the affirmative vote of a majority of the Directors in office and each class need not be of equal size or number.

158.1	The term of the initial Class I directors shall terminate at the conclusion of the Company’s 2023 annual general meeting; the term of the initial Class II directors shall terminate on the conclusion of the Company’s 2024 annual general meeting; and the term of the initial Class III directors shall terminate on the conclusion of the Company’s 2025 annual general meeting.

158.2	At each annual general meeting of the Company beginning with the Company’s 2023 annual general meeting, all of the Directors of the class of directors whose term expires on the conclusion of that annual general meeting shall retire from office, unless re-elected, and successors to that class of directors shall be elected for a three-year term.

158.3	The resolution appointing any Director must designate the Director as a Class I, Class II or Class III Director.

158.4	Every Director of the class retiring shall be eligible to stand for re-election at an annual general meeting.

158.5	If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible or as the Chairperson may otherwise direct. In no case will a decrease in the number of Directors shorten the term of any incumbent Director.

158.6	A Director shall hold office until the conclusion of the annual general meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject however, to prior death, resignation, retirement, disqualification or removal from office.

158.7	Any vacancy on the Board, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of Preferred Shares, any casual vacancy shall only be filled by the decision of a majority of the Board then in office, provided that a quorum is present and provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors.

158.8	Any Director of such class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor or if there is no such remaining term, the Director shall retire, and be eligible to stand for re-election, at the annual general meeting immediately following their appointment at which time, if reelected, the Director shall hold office for a term that shall coincide with the remaining term of that class. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

159.	Each Director shall be elected by an ordinary resolution at such meeting, provided that if, as of, or at any time prior to, fourteen days before the filing of the Company’s definitive proxy statement with the SEC relating to such general meeting, the number of Director nominees exceeds the number of Directors to be elected (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors.

For the purposes of this Article, “elected by a plurality” means the election of those director nominees, equalling in number to the number of positions to be filled at the relevant general meeting, that received the highest number of votes.

160.	Any nominee for election to the Board who is then serving as a Director and, in an uncontested election (where the number of Director nominees does not exceed the number of Directors to be elected), receives a greater number of “against” votes than “for” votes shall promptly tender his or her resignation following certification of the vote. The nomination and governance committee of the Board shall then consider the resignation offer and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken; provided that any Director whose resignation is under consideration shall not participate in the nomination and governance committee’s recommendation regarding whether to accept, reject or take other action with respect to his/her resignation. The Board shall take action on the nomination and governance committee’s recommendation within 90 days following certification of the vote, and promptly thereafter publicly disclose its decision and the reasons therefor.

161.	The Directors are not entitled to appoint alternate directors.

162.	The Company may from time to time, by ordinary resolution, increase or reduce the number of Directors provided that any resolution to appoint a director approved by the members that would result in the maximum number of Directors being exceeded shall be deemed to constitute an ordinary resolution increasing the maximum number of Directors to the number that would be in office following such a resolution of appointment.

163.	The Company may by ordinary resolution, appoint another person in place of a Director removed from office under section 146 of the Act and, without prejudice to the powers of the Directors under Article 158.6, the Company in a general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

DIRECTORS - MEMBER NOMINATIONS

164.	The following are the requirements mentioned in Article 156 for the eligibility of a person (the “person concerned”) for election as a Director at a general meeting, namely, any member entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at an annual general meeting only pursuant to the Company’s notice of such meeting or if written notice of such member’s intent to make such nomination or nominations has been received by the Company Secretary at the Company’s Office not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary, notice by the member to be timely must be so received not earlier than the 90th day prior to such annual general meeting and not later than the close of business on the later of (i) the 60th day prior to such annual general meeting and (ii) the 10th day following the day on which notice of the date of the annual general meeting was mailed or public disclosure thereof was made by the Company, whichever event in this clause (ii) first occurs. Each such member’s notice shall set forth:

164.1	the name and address of the member who intends to make the nomination and of the person or persons to be nominated;

164.2	a representation that the member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

164.3	a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations;

164.4	the class and number of shares of the Company which are beneficially owned by such member and by any other members known by such member to be supporting such nominees as of the date of such member’s notice;

164.5	whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of the member with respect to the Company or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its subsidiaries), or to increase or decrease the voting power of the member, and if so, a summary of the material terms thereof;

164.6	such other information regarding each nominee proposed by such member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC;

164.7	the consent of each nominee to serve as a Director if so elected; and

164.8	for each nominee who is not an incumbent Director:

(b)	their name, age, business address and residential address;

(c)	their principal occupation or employment;

(d)	the class, series and number of securities of the Company that are owned of record or beneficially by such person;

(e)	the date or dates the securities were acquired and the investment intent of each acquisition;

(f)	any other information relating to such person that is required to be disclosed in proxies for the election of Directors under any applicable securities legislation; and

(g)	any information the Company may require any proposed director nominee to furnish such as it may reasonably require to comply with applicable law and to determine the eligibility of such proposed nominee to serve as a Director and whether such proposed nominee would be considered independent as a Director or as a member of the audit or any other committee of the Board under the various rules and standards applicable to the Company.

VACATION OF OFFICE BY DIRECTORS

165.	Subject to the provisions of these Articles and in addition to the circumstances described in sections 146, 148(1) and 196(2) of the Act, the office of Director shall be vacated ipso facto, if that Director:

●	is restricted or disqualified to act as a Director under the Act; or

●	resigns his or her office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or

●	is requested to resign in writing by not less than three quarters of the other Directors; or

●	is appointed in breach of any agreement between the Company and any of its members from time to time, in which case he or she shall be deemed to have resigned upon any party to any such agreement having provided notice and evidence of such breach to the Company.

DIRECTORS’ REMUNERATION AND EXPENSES

166.	The remuneration of the Directors shall be such as is determined, from time to time, by the Board and such remuneration shall be deemed to accrue from day to day. The Board may from time to time determine that, subject to the requirements of the Act, all or part of any fees or other remuneration payable to any Director shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

167.	The Directors may also be paid all travelling, hotel and other expenses properly incurred by them: (a) in attending and returning from: (i) meetings of the Directors or any committee; or (ii) general meetings of the Company, or (b) otherwise in connection with the business of the Company.

GENERAL POWER OF MANAGEMENT AND DELEGATION

168.	The business of the Company shall be managed by its Directors who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Act or by the Memorandum of these Articles, required to be exercised by the Company in a general meeting, but subject to:

168.1	any regulations contained in these Articles;

168.2	the provisions of the Act; and

168.3	such directions, not being inconsistent with the foregoing regulations or provisions, as the Company in a general meeting may (by special resolution) give.

169.	No direction given by the Company in a general meeting under Article 168.3 shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.

170.	Without prejudice to the generality of Article 168, Article 168 operates to enable, subject to a limitation (if any) arising under any of paragraphs 168.1 to 168.3 of it, the Directors exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof.

171.	Without prejudice to section 40 of the Act, the Directors may delegate any of their powers (including any power referred to in these Articles) to such person or persons as they think fit, including committees; any such person or committee shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

172.	Any reference to a power of the Company required to be exercised by the Company in a general meeting includes a reference to a power of the Company that, but for the power of the members to pass a written resolution to effect the first-mentioned power’s exercise, would be required to be exercised by the Company in a general meeting.

173.	The acts of the Board or of any committee established by the Board or any delegee of the Board or any such committee shall be valid notwithstanding any defect which may afterwards be discovered in the appointment or qualification of any Director, committee member or delegee.

174.	The Directors may appoint a sole or joint company secretary, an assistant company secretary and a deputy company secretary for such term, at such remuneration and upon such conditions as they may think fit; and any such person so appointed may be removed by them.

OFFICERS AND EXECUTIVES

175.	The Directors may from time to time appoint one or more of themselves to the office of Chief Executive Officer (by whatever name called including managing director) or such other office or position with the Company and/or its subsidiaries and for such period and on such terms as to remuneration, if any (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment.

176.	Without prejudice to any claim the person so appointed under Article 175 may have for damages for breach of any contract of service between the person and the Company, the person’s appointment shall cease upon his or her ceasing, for any reason, to be a Director.

177.	Any person, whether or not he or she is a Director, may be appointed to hold such executive or official position with the Company (except that of Auditor) as may be determined from time to time. The same person may hold more than one office of executive or official position.

178.	The Board shall determine from time to time, the powers and duties of any such office holder or official appointed under Articles 175 and/or Article 177, and subject to the provisions of the Act and these Articles, the Directors may confer upon an office holder or official any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and in conferring any such powers, the Directors may specify that the conferral is to operate either: (a) so that the powers concerned may be exercised concurrently by them and the relevant office holder; or (b) to the exclusion of their own such powers.

179.	The Directors may (a) revoke any conferral of powers under Article 178 or (b) amend any such conferral (whether as to the powers conferred or the terms, conditions or restrictions subject to which the conferral is made). The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Act.

MEETINGS OF DIRECTORS AND COMMITTEES

180.	180.1 The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.

180.2	The Directors may establish attendance and procedural guidelines from time to time about how their meetings are to be conducted consistent with good corporate governance and applicable tax requirements.

180.3	Such meetings shall take place at such time and place as the Directors may determine.

180.4	Questions arising at any such meeting shall be decided by a majority of votes and where there is an equality of votes, the chairperson of the meeting shall not have a second or casting vote.

180.5	A Director may, and the Company Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

181.	All Directors shall be entitled to reasonable notice of any meeting of the Directors.

182.	Nothing in Article 181 or any other provision of the Act enables a person, other than a Director, to object to the notice given for any meeting of the Directors.

183.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors in office at the time when the meeting is convened.

184.	The continuing Directors may act notwithstanding any vacancy in their number, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment and apportion the Directors among the classes so as to maintain the number of Directors in each class as equal as possible.

CHAIRPERSON

185.	The Directors may elect a Chairperson and determine the period for which he or she is to hold office, but if no such Chairperson is elected, or, if at any meeting the Chairperson is not present after the time appointed for holding it, the Directors present may choose one of their members to be chairperson of a Board meeting. The Chairperson shall vacate office if he or she vacates his or her office as a Director (otherwise than by the expiration of his or her term of office at a general meeting of the Company at which he or she is re-appointed).

COMMITTEES

186.	The Directors may establish one or more committees consisting in whole or in part of members of the Board. The composition, function, power and obligations of any such committee will be determined by the Board from time to time.

187.	A committee established under Article 186 (a “committee”) may elect a chairperson of its meetings; if no such chairperson is elected, or if at any meeting the chairperson is not present after the time appointed for holding it, the members of the committee present may choose one of their number to be chairperson of the meeting.

188.	A committee may meet and adjourn as it thinks proper. Committee meetings shall take place at such time and place as the relevant committee may determine. Questions arising at any meeting of a committee shall be determined (subject to Article 186) by a majority of votes of the members of the committee present, and where there is an equality of votes, the chairperson of the committee shall not have a second or casting vote.

189.	Where any committee is established by the Directors :

189.1	the meetings and proceedings of such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed upon such committee by the Directors; and

189.2	the Directors may authorise, or may authorise such committee to authorise, any person who is not a Director to attend all or any meetings of any such committee on such terms as the Directors or the committee think fit, provided that any such person shall not be entitled to vote at meetings of the committee.

WRITTEN RESOLUTIONS AND TELEPHONIC MEETINGS OF THE DIRECTORS

190.	The following provision shall apply:

190.1	A resolution in writing signed by all the Directors, or by all the Directors being members of a committee referred to in Article 186, and who are for the time being entitled to receive notice of a meeting of the Directors or, as the case may be, of such a committee, shall be as valid as if it had been passed at a meeting of the Directors or such a committee duly convened and held.

190.2	A resolution in writing shall be deemed to have been signed by a Director where the Chairperson, Company Secretary or other person designated by the Board has received an email from that Director’s Certified Email Address which identifies the resolution and states, unconditionally, “I hereby sign the resolution”.

190.3	A Director’s Certified Email Address is such email address as the Director has, from time to time, notified to such person and in such manner as may from time to time be prescribed by the Board.

190.4	The Company shall cause a copy of every email referred to in Article 190.2 to be entered in the books kept pursuant to section 166 of the Act.

191.	Subject to Article 192, where one or more of the Directors (other than a majority of them) would not, by reason of:

191.1	the Act or any other enactment;

191.2	these Articles; or

191.3	an applicable rule of law or an Exchange,

be permitted to vote on a resolution such as is referred to in Article 190, if it were sought to pass the resolution at a meeting of the Directors duly convened and held, then such a resolution, notwithstanding anything in Article 190.1, shall be valid for the purposes of that subsection if the resolution is signed by those of the Directors who would have been permitted to vote on it had it been sought to pass it at such a meeting.

192.	In a case falling within Article 191, the resolution shall state the name of each Director who did not sign it and the basis on which he or she did not sign it.

193.	For the avoidance of doubt, nothing in Articles 190 to 192 dealing with a resolution that is signed by other than all of the Directors shall be read as making available, in the case of an equality of votes, a second or casting vote to the one of their number who would, or might have been, if a meeting had been held to transact the business concerned, chairperson of that meeting.

194.	The resolution referred to in Article 190 may consist of several documents in like form each signed by one or more Directors and for all purposes shall take effect from the time that it is signed by the last Director.

195.	A meeting of the Directors or of a committee referred to in Article 186 may consist of a conference between some or all of the Directors or, as the case may be, members of the committee who are not all in one place, but each of whom is able (directly or by means of telephonic, video or other electronic communication) to speak to each of the others and to be heard by each of the others and:

195.1	a Director or as the case may be a member of the committee taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote (subject to Article 191) and be counted in a quorum accordingly; and

195.2	such a meeting shall be deemed to take place:

(a)	where the largest group of those Directors participating in the conference is assembled;

(b)	if there is no such group, where the chairperson of the meeting then is; or

(c)	if neither subparagraph (a) or (b) applies, in such location as the meeting itself decides.

DIRECTORS’ DUTIES, CONFLICTS OF INTEREST, ETC.

196.	A Director may have regard to the interests of any other companies in a group of which the Company is a member to the full extent permitted by the Act.

197.	A Director is expressly permitted (for the purposes of section 228(1)(d) of the Act) to use vehicles, telephones, computers, aircraft, accommodation and any other Company property where such use is approved by the Board or by a person so authorised by the Board or where such use is in accordance with a Director’s terms of employment, letter of appointment or other contract or in the course of the discharge of the Director’s duties or responsibilities or in the course of the discharge of a Director’s employment.

198.	Nothing in section 228(1)(e) of the Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by sections 228(1)(e)(ii) and 228(2) of the Act.

199.	It shall be the duty of a Director who is in any way, whether directly or indirectly, interested (within the meaning of section 231 of the Act) in a contract or proposed contract with the Company, to declare the nature of his or her interest at a meeting of the Directors.

200.	Subject to any applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Exchange, a Director may vote in respect of any contract, appointment or arrangement in which he or she is interested and shall be counted in the quorum present at the meeting and is hereby released from his or her duty set out in section 228(1)(f) of the Act and a Director may vote on his or her own appointment or arrangement and the terms of it.

201.	The Directors may exercise the voting powers conferred by the shares of any other company held or owned by the Company in such manner in all respects as they think fit and, in particular, they may exercise the voting powers in favour of any resolution: (a) appointing the Directors or any of them as directors or officers of such other company; or (b) providing for the payment of remuneration or pensions to the directors or officers of such other company.

202.	Subject to any applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Exchange, any Director may vote in favour of the exercise of such voting rights notwithstanding that he or she may be or may be about to become a Director or officer of the other company referred to in Article 201 and as such or in any other way is or may be interested in the exercise of such voting rights in the foregoing manner.

203.	A Director may hold any other office or place of profit under the Company (other than Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

204.	Without prejudice to the provisions of section 228 of the Act, a Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as member or otherwise.

205.	A Director may act by himself or herself, or his or her firm, in a professional capacity for the Company; and any Director, in such a case, or his or her firm, shall be entitled to remuneration for professional services as if he or she were not a Director, but nothing in this Article authorises a Director, or his or her firm, to act as Auditor.

206.	No Director or nominee for Director shall be disqualified by his or her office from contracting with the Company either with regard to his or her tenure of any such other office or place of profit or as vendor, purchaser or otherwise.

207.	In particular, neither shall:

207.1	any contract with respect to any of the matters referred to in Article 200 nor any contract or arrangement entered into by or on behalf of the Company in which a Director is in any way interested, be liable to be avoided; nor

207.2	a Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement,

by reason of such Director holding that office or of the fiduciary relation thereby established.

208.	A Director, notwithstanding his or her interest, may be counted in the quorum present at any meeting at which:

208.1	that Director or any other Director is appointed to hold any such office or place of profit under the Company as is mentioned in Article 203; or

208.2	the terms of any such appointment are arranged,

and he or she may vote on any such appointment or arrangement, subject to any applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Exchange.

THE COMMON SEAL, OFFICIAL SEAL AND SECURITIES SEAL

209.	Any seal of the Company shall be used only by the authority of the Directors, a committee authorised by the Directors to exercise such authority or by any one or more persons severally or jointly so authorised by the Directors or such a committee, and the use of the seal shall be deemed to be authorised for these purposes where the matter or transaction pursuant to which the seal is to be used has been so authorised.

210.	Any instrument to which a Company’s seal shall be affixed shall be signed by any one of the following:

210.1	a Director;

210.2	the Company Secretary; or

210.3	any other person authorised to sign by (i) the Directors or (ii) a committee,

and the countersignature of a second such person shall not be required.

211.	The Company may have one or more duplicate common seals or official seals for use in different locations including for use abroad.

SERVICE OF NOTICES ON MEMBERS

212.	A notice required or authorised to be served on or given to a member of the Company pursuant to a provision of the Act or these Articles shall, save where the means of serving or giving it specified in Article 212.4 is used, be in writing and may be served on or given to the member in one of the following ways:

212.1	by delivering it to the member;

212.2	by leaving it at the registered address of the member;

212.3	by sending it by post in a prepaid letter to the registered address of the member; or

212.4	subject to Article 217, by electronic mail or other means of electronic communication approved by the Directors to the contact details notified to the Company by any such member for such purpose (or if not so notified, then to the contact details of the member last known to the Company). A notice or document may be sent by electronic means to the fullest extent permitted by the Act.

213.	Without prejudice or limitation to the foregoing provisions of Article 212.1 to 212.4, for the purposes of these Articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.

214.	Any notice served or given in accordance with Article 212 shall be deemed, in the absence of any agreement to the contrary between the Company (or, as the case may be, the officer of it) and the member, to have been served or given:

214.1	in the case of its being delivered, at the time of delivery (or, if delivery is refused, when tendered);

214.2	in the case of its being left, at the time that it is left;

214.3	in the case of its being posted on any day other than a Friday, Saturday or Sunday, 24 hours after despatch and in the case of its being posted:

(a)	on a Friday — 72 hours after despatch; or

(b)	on a Saturday or Sunday — 48 hours after despatch;

214.4	in the case of electronic means being used in relation to it, twelve hours after despatch,

but this Article is without prejudice to section 181(3) of the Act.

215.	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to Article 212.4, if sent to the address notified to the Company by the member for such purpose notwithstanding that the Company may have notice of the death, his or her being of unsound mind, bankruptcy, liquidation or disability of such member.

216.	Notwithstanding anything contained in these Articles to the contrary, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.

217.	Any requirement in these Articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s annual report, statutory financial statements and the Directors’ and Auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him or her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such member. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, she/he may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided, however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company. Notwithstanding anything to the contrary in this Article 217, no such consent shall be necessary, and to the extent it is necessary, such consent shall be deemed to have been given, if electronic communications are permitted to be used under the rules and regulations of any Exchange on which the shares in the capital of the Company or other securities of the Company are listed or under the rules of the SEC.

218.	If at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement (as defined below) and such notice shall be deemed to have been duly served on all members entitled thereto at noon (Ireland time) on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website.

219.	Notice shall be given by the Company to the joint holders of a share in the capital of the Company by giving the notice to both such holders whose names stand in the Register in respect of the share.

220.	220.1 Every person who becomes entitled to a share in the capital of the Company shall, before his or her name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he or she derives his or her title.

220.2	A notice may be given by the Company to the persons entitled to a share in the capital of the Company in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

221.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

SERVICE OF NOTICES ON THE COMPANY

222.	In addition to the means of service of documents set out in section 51 of the Act, a notice or other document may be served on the Company by an officer of the Company by email provided, however, that the Directors have designated an email address for that purpose and notified that email address to its officers for the express purpose of serving notices on the Company.

SENDING STATUTORY FINANCIAL STATEMENTS TO MEMBERS

223.	The Company may send by post, electronic mail or any other means of electronic communication:

223.1	the Company’s statutory financial statements;

223.2	the directors’ report; and

223.3	the statutory auditors’ report,

and copies of those documents shall also be treated, for the purposes of the Act, as sent to a person where:

(a)	the Company and that person have agreed to his or her having access to the documents on a website (instead of their being sent to him or her);

(b)	the documents are documents to which that agreement applies; and

(c)	that person is notified, in a manner for the time being agreed for the purpose between him or her and the Company, of:

(i)	the publication of the documents on a website;

(ii)	the address of that website; and

(iii)	the place on that website where the documents may be accessed, and how they may be accessed.

223.4	Documents treated in accordance with Article 223 as sent to any person are to be treated as sent to him or her not less than 21 days before the date of a meeting if, and only if:

(a)	the documents are published on the website throughout a period beginning at least 21 days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the notification given for the purposes of Article (c) is given not less than 21 days before the date of the meeting.

224.	Any obligation by virtue of section 339(1) or (2) of the Act to furnish a person with a document may, unless these Articles provide otherwise, be complied with by using electronic communications for sending that document to such address as may for the time being be notified to the Company by that person for that purpose.

ACCOUNTING RECORDS

225.	The Directors shall, in accordance with Chapter 2 of Part 6 of the Act, cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

225.1	correctly record and explain the transactions of the Company;

225.2	will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

225.3	will enable the Directors to ensure that any financial statements of the Company, required to be prepared under sections 290 or 293 of the Act, comply with the requirements of the Act; and

225.4	will enable those financial statements of the Company to be readily and properly audited.

226.	The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of Chapter 2 of Part 6 of the Act and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit or loss of the Company and, if relevant, the Group and include any information and returns referred to in section 283(2) of the Act.

227.	The accounting records shall be kept at the Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

228.	The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company shall be open to the inspection of members, not being Directors. No member (not being a Director) shall have any right of inspecting any financial statement or accounting record of the Company except as conferred by the Act or authorised by the Directors or by the Company in a general meeting.

229.	In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Act to be prepared and laid before such meeting.

230.	A copy of every statutory financial statement of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report, or summary financial statements prepared in accordance with section 1119 of the Act, shall be sent, by post, electronic mail or any other means of electronic communications, not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; provided that where the Directors elect to send summary financial statements to the members, any member may request that he be sent a copy of the statutory financial statements of the Company. The Company may, in addition to sending one or more copies of its statutory financial statements, summary financial statements or other communications to its members, send one or more copies to any Approved Nominee. For the purposes of this Article, sending by electronic communications includes the making available or displaying on the Company’s website (or a website designated by the Board) or the website of the SEC, and each member is deemed to have irrevocably consented to receipt of every statutory financial statement of the Company (including every document required by law to be annexed thereto) and every copy of the Directors’ report and the Auditors’ report and every copy of any summary financial statements prepared in accordance with section 1119 of the Act, by any such document being made so available or displayed.

231.	Auditors shall be appointed and their duties regulated in accordance with the Act.

WINDING UP

232.	Subject to the provisions of the Act as to preferential payments, the property of the Company on its winding up shall be distributed among the members according to their rights and interests in the Company.

233.	Unless the conditions of issue of the shares in question provide otherwise, dividends declared by the Company more than six years preceding the commencement date of a winding up of the Company, being dividends which have not been claimed within that period of six years, shall not be a claim admissible to proof against the Company for the purposes of the winding up.

234.	If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares in the capital of the Company held by them respectively. If in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively; provided that this Article shall be subject to any specific rights attaching to any class of share capital.

234.1	In case of a sale by the liquidator under section 601 of the Act, the liquidator may by the contract of sale agree so as to bind all the members, for the allotment to the members directly, of the proceeds of sale in proportion to their respective interests in the Company and may further, by the contract, limit a time at the expiration of which obligations or shares in the capital of the Company not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said section.

234.2	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

235.	If the Company is wound up, the liquidator, with the sanction of a special resolution and any other sanction required by the Act, may divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

BUSINESS TRANSACTIONS

236.	In addition to any affirmative vote or consent required by law or these Articles, and except as otherwise expressly provided in Article 236, a Business Transaction (as defined in Article 238.3) with, or proposed by or on behalf of, any Interested Person (as defined in Article 238.6) or any Affiliate (as defined in Article 238.1) of any Interested Person or any person who thereafter would be an Affiliate of such Interested Person shall require approval by the affirmative vote of members of the Company holding not less than two-thirds (2/3) of the paid up ordinary share capital of the Company, excluding the voting rights attached to any shares beneficially owned by such Interested Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any Exchange or otherwise.

237.	The provisions of Article 236 shall not be applicable to any particular Business Transaction, and such Business Transaction shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles, or any agreement with any Exchange, if either (i) the Business Transaction shall have been approved by a majority of the Board prior to such Interested Person first becoming an Interested Person or (ii) prior to such Interested Person first becoming an Interested Person, a majority of the Board shall have approved such Interested Person becoming an Interested Person and, subsequently, a majority of the Independent Directors (as hereinafter defined) shall have approved the Business Transaction or (iii) after such person becomes an Interested Person, a majority of the Independent Directors shall have approved (A) such person as an Interested Person and (B) the Business Transaction.

238.	The following definitions shall apply with respect to Articles 236 to 240:

238.1	The term “Affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

238.2	A person shall be a “beneficial owner” of any shares of the Company (a) which such person or any of its Affiliates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time or the occurrence of one or more events), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the beneficial owner of any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent solicitation made pursuant to and in accordance with the Act; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the Company (except to the extent permitted by the proviso of clause (b)(ii) above). For the purposes of determining whether a person is an Interested Person pursuant to Article 238.6, the number of shares of the Company deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Article 238.2, but shall not include any other shares of the Company that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

238.3	The term “Business Transaction” shall mean any of the following transactions when entered into by the Company or a subsidiary of the Company with, or upon a proposal by or on behalf of, any Interested Person or any Affiliate of any Interested Person:

(a)	any merger or consolidation of the Company or any subsidiary with (i) any Interested Person, or (ii) any other body corporate which is, or after such merger or consolidation would be, an Affiliate of an Interested Person;

(b)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a member of the Company, to or with the Interested Person of assets of the Company (other than shares of the Company or of any subsidiary of the Company which assets have an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the issued share capital of the Company);

(c)	any transaction that results in the issuance of shares or the transfer of treasury shares by the Company or by any subsidiary of the Company of any shares of the Company or any shares of such subsidiary to the Interested Person, except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Person became such, (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the Interested Person became such, (iii) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares, (iv) any issuance of shares or transfer of treasury shares of the Company by the Company, provided, however, that in the case of each of the clauses (ii) through (iv) above there shall be no increase of more than one percent (1%) in the Interested Person’s proportionate share in the shares of the Company of any class or series or (v) pursuant to a public offering or private placement by the Company to an Institutional Investor;

(d)	any reclassification of securities, recapitalization or other transaction involving the Company or any subsidiary of the Company which has the effect, directly or indirectly, of (i) increasing the proportionate amount of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Person, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Person or (ii) increasing the voting power, whether or not then exercisable, of an Interested Person in any class or series of shares of the Company or any subsidiary of the Company;

(e)	the adoption of any plan or proposal by or on behalf of an Interested Person for the liquidation, dissolution or winding-up of the Company; or

(f)	any receipt by the Interested Person of the benefit, directly or indirectly (except proportionately as a member of the Company), of any loans, advances, guarantees, pledges, tax benefits or other financial benefits (other than those expressly permitted in subparagraphs (a) through (e) above) provided by or through the Company or any subsidiary thereof.

238.4	The term “Independent Directors” shall mean the members of the Board who are not Affiliates or representatives of, or associated with, an Interested Person and who were either Directors prior to any person becoming an Interested Person or were recommended for election or elected to succeed such directors by a vote which includes the affirmative vote of a majority of the Independent Directors.

238.5	The term “Institutional Investor” shall mean a person that (a) has acquired, or will acquire, all of its shares in the Company in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to rule 13d-3(b) under the Exchange Act, and (b) is a registered broker dealer; a bank as defined in section 3(a)(6) of the Exchange Act; an insurance company as defined in, or an investment company registered under, the Investment Company Act of 1940 of the United States; an investment advisor registered under the Investment Advisors Act of 1940 of the United States; an employee benefit plan or pension fund subject to the Employee Retirement Income Security Act of 1974 of the United States or an endowment fund; a parent holding company, provided that the aggregate amount held directly by the parent and directly and indirectly by its subsidiaries which are not persons specified in the foregoing subclauses of this clause (b) does not exceed one percent (1%) of the securities of the subject class; or a group, provided that all the members are persons specified in the foregoing subclauses of this clause (b).

238.6	The term “Interested Person” shall mean any person (other than the Company, any subsidiary, any profit-sharing, employee share ownership or other employee benefit plan of the Company or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of shares of the Company representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the paid up share capital of the Company; (b) has stated in a filing with any governmental agency or press release or otherwise publicly disclosed a plan or intention to become or consider becoming the beneficial owner of shares of the Company representing ten percent (10%) or more of the votes entitled to be cast by the holders of all paid up share capital of the Company and has not expressly abandoned such plan, intention or consideration more than two years prior to the date in question; or (c) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of shares representing ten percent (10%) or more of the votes entitled to be cast by holders of all the paid up share capital of the Company.

238.7	The term “person” shall mean any individual, body corporate, partnership, unincorporated association, trust or other entity.

238.8	The term “subsidiary” has the meaning ascribed to it in section 7 of the Act.

239.	A majority of the Independent Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, for the purposes of (i) Articles 236 and 236, all questions arising under Articles 236 and 236 including, without limitation (a) whether a person is an Interested Person, (b) the number of shares of the Company or other securities beneficially owned by any person; and (c) whether a person is an Affiliate of another; and (ii) these Articles, the question of whether a person is an Interested Person. Any such determination made in good faith shall be binding and conclusive on all parties.

240.	Nothing contained in Articles 236 to 239 shall be construed to relieve any Interested Person from any fiduciary obligation imposed by law.

SHAREHOLDER RIGHTS PLAN

241.	Subject to applicable law, the Directors are hereby expressly authorised to adopt any shareholder rights plan (a “Rights Plan”), upon such terms and conditions as the Directors deem expedient and in the best interests of the Company, including, without limitation, where the Directors are of the opinion that a Rights Plan could grant them additional time to gather relevant information or pursue strategies in response to or anticipation of, or could prevent, a potential change of control of the Company or accumulation of shares in the Company or interests therein.

242.	The Directors may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for ordinary shares or preferred shares in the share capital of the Company (“Rights”) in accordance with the terms of a Rights Plan.

243.	For the purposes of effecting an exchange of Rights for ordinary shares or preferred shares in the share capital of the Company (an “Exchange of Rights”), the Directors may:

243.1	resolve to capitalise an amount standing to the credit of the reserves of the Company (including, but not limited to, the share premium account, capital redemption reserve, any undenominated capital and profit and loss account), whether or not available for distribution, being an amount equal to the nominal value of the ordinary shares or preferred shares which are to be exchanged for the Rights; and

243.2	apply that sum in paying up in full ordinary shares or preferred shares and allot such shares, credited as fully paid, to those holders of Rights who are entitled to them under an Exchange of Rights effected pursuant to the terms of a Rights Plan.

244.	The duties of the Directors to the Company under applicable law, including, but not limited to, the Act and common law, are hereby deemed amended and modified such that the adoption of a Rights Plan and any actions taken thereunder by the Directors (if so approved by the Directors) shall be deemed to constitute an action in the best interests of the Company in all circumstances, and any such action shall be deemed to be immediately confirmed, approved and ratified.

UNTRACED MEMBERS

245.	The Company shall be entitled to sell at the best price reasonably obtainable any share of a member or any share to which a person is entitled by transmission if and provided that:

245.1	for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the share at his address on the Register or at the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);

245.2	at the expiration of the said period of twelve years by advertisement in a national daily newspaper published in Ireland and in a newspaper circulating in the area in which the address referred to in Article 245.1 is located the Company has given notice of its intention to sell such share;

245.3	during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale the Company has not received any communication from the member or person entitled by transmission; and

245.4	the Company has first given notice in writing to the appropriate sections of the Exchanges of its intention to sell such shares.

246.	Where a share, which is to be sold as provided in Article 245, is held in uncertificated form, the Directors may authorise any person to do all that is necessary to change such share into certificated form prior to its sale.

247.	To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the member or the person entitled by the transmission to such share. The transferee shall be entered in the Register as the member of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

248.	The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Moneys carried to such separate account may be either employed in the business of the Company or held as cash or cash equivalents, or invested in such investments as the Directors may think fit, from time to time.

DESTRUCTION OF RECORDS

249.	The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of name or change of address however received at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be presumed conclusively in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

249.1	the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

249.2	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

249.3	references herein to the destruction of any document include references to the disposal thereof in any manner.

INDEMNIFICATION

250.	250.1 Subject to the provisions of and so far as may be permitted by the Act, each person who is or was a Director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company (including the heirs, executors, administrators and estate of such person) shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

250.2	In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify, to the fullest extent permitted by the Act, each person indicated in Article 250.1 against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

250.3	As far as permissible under the Act, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in this Article shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by or on behalf of the Director, officer, employee or other indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking to repay such amount if it shall ultimately be determined that such Director, officer or employee or other indemnitee is not entitled to be indemnified by the Company as authorised by these Articles.

250.4	It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive of: (a) any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, these Articles, any agreement, any insurance purchased by the Company, any vote of members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) any amendments or replacements of the Act which permit for greater indemnification of the persons specified in this Article and any such amendment or replacement of the Act shall hereby be incorporated into these Articles. As used in this Article 250.4, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or any predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors, and administrators of such Directors, officers, employees or other indemnitees.

250.5	The Directors shall have power to purchase and maintain for any Director, the Company Secretary or other officers or employees of the Company insurance against any such liability as referred to in section 235 of the Act.

250.6	The Company may additionally indemnify any agent of the Company or any director, officer, employee or agent of any of its subsidiaries to the fullest extent provided by law, and purchase and maintain insurance for any such person as appropriate.

251.	No person shall be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a Director, provided, however, that the foregoing shall not eliminate or limit the liability of a Director:

251.1	for any breach of the Director’s duty of loyalty or duty of care to the Company or its members;

251.2	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

251.3	for any transaction from which the Director derived an improper personal benefit.

If any applicable law or the relevant code, rules and regulations applicable to the listing of the Company’s shares on any Exchange is amended hereafter to authorise corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the relevant law, as so amended. Any amendment, repeal or modification of this Article 251 shall not adversely affect any right or protection of a Director existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

GOVERNING LAW AND JURISDICTION

252.	This constitution and any dispute or claim arising out of or in connection with it or its subject matter, formation, existence, negotiation, validity, termination or enforceability (including non-contractual obligations, disputes or claims) will be governed by and construed in accordance with the laws of Ireland.

253.	Subject to Article 254, the courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this constitution and, for such purposes, the Company and each shareholder irrevocably submit to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Constitution (the “Proceedings”) will therefore be brought in the courts of Ireland. Each shareholder irrevocably waives any objection to Proceedings in the courts referred to in this Article on the grounds of venue or on the grounds of forum non conveniens.

254.	Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act of 1933 of the United States. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this provision.